EXHIBIT 23.2
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Emisphere Technologies, Inc., of our report dated January 31, 2003, relating to the consolidated financial statements of Emisphere Technologies, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP

New York, New York
June 18, 2003